Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-00949 and 33-03983) and on Form S-3 (No. 33-52297) of Terex Corporation of our reports dated March 6, 1997 appearing on pages F-2 and F-34 of this Form 10-K.



PRICE WATERHOUSE LLP


Stamford, Connecticut
March 27, 1997


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